Exhibit 10.2

                         FLUSHING SAVINGS BANK, FSB
                            EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 9th day of September, 1997, by and between Flushing Savings Bank, FSB, a savings bank organized and existing under Federal law and having its executive offices at 144-51 Northern Boulevard, Flushing, New York 11354 (the "Bank"), and Donald L. Shapiro, residing at 27 East 65th Street, New York, New York 10021 ("Officer").

                            W I T N E S S E T H:

          WHEREAS, the Bank considers the availability of the Officer's services to be important to the successful management and conduct of the Bank's business and desires to secure for itself the availability of his services; and

          WHEREAS, for purposes of securing for the Bank the Officer's services, the Board of Directors of the Bank ("Board") has authorized the proper officers of the Bank to enter into an employment agreement with the Officer on the terms and conditions set forth herein; and

          WHEREAS, the Officer is willing to make his services available to the Bank on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Bank and the Officer hereby agree as follows:

          Section 1.     EMPLOYMENT.

          The Bank hereby agrees to employ the Officer, and the Officer hereby agrees to accept such employment, during the period and upon the terms and conditions set forth in this Agreement.

          Section 2.     EMPLOYMENT PERIOD.

          (a) Except as otherwise provided in this Agreement to the contrary, the terms and conditions of this Agreement shall be and remain in effect during the period of employment ("Employment Period") established under this section 2. The Employment Period shall be for a term commencing on the Effective Time, as defined in the Agreement and Plan of Merger, dated as of the 24th day of April, 1997 among the Bank, Flushing Financial Corporation and New York Federal Savings Bank (the "Effective Time") and ending on the second anniversary of such date, plus such extensions as are provided pursuant to section 2(b) of this Agreement.
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          (b)     On or as of July 1, 1998, and on or as of each July 1
thereafter, the Employment Period shall be extended for one additional year if and only if the Board shall have authorized the extension of the Employment Period prior to July 1 of such year and the Officer shall not have notified the Bank prior to July 1 of such year that the Employment Period shall not be so extended. If the Board shall not have authorized the extension of the Employment Period prior to July 1 of any such year, or if the Officer shall have given notice of nonextension to the Bank prior to July 1 of such year, then the Employment Period shall not be extended pursuant to this section 2(b) at any time thereafter and shall end on the last day of its term as then in effect.

          (c) Upon the termination of the Officer's employment with the Bank, the extensions provided pursuant to section 2(b) shall cease (if such extensions have not previously ceased).

          Section 3.     TITLE AND DUTIES.

          On the date on which the Employment Period commences, the Officer shall hold the position of Senior Vice President of the Bank and President of the New York Federal Division of the Bank (the "Division"). During the Employment Period, the Officer shall: (a) devote his full business time and attention (other than during weekends, holidays, vacation periods and periods of illness or approved leaves of absence) to the business and affairs of the Bank and use his best efforts to advance the Bank's interests, including reasonable periods of service as an officer and/or board member of trade associations, their related entities and charitable organizations; and
(b) perform such reasonable additional duties as may be assigned to him by or under the authority of the Board. The Officer shall have such authority as is necessary or appropriate to carry out his duties under this Agreement.

          Section 4.     COMPENSATION.

          In consideration for services rendered by the Officer under this
Agreement:

          (a) The Bank shall pay to the Officer a salary at an annual rate equal to the greater of (i) $200,000 or (ii) such higher annual rate as may be prescribed by or under the authority of the Board (the "Current Salary"). The Officer will undergo an annual salary and performance review on or about
June 30 of each year commencing in 1998. The Current Salary payable under this section 4 shall be paid in approximately equal installments in accordance with the Bank's customary payroll practices.

          (b) The Officer shall be eligible to participate in any bonus plan maintained by the Bank for its officers and employees.

          Section 5.     EMPLOYEE BENEFITS AND OTHER COMPENSATION.

          (a) Except as otherwise provided in this Agreement, the Officer shall, during the Employment Period, be treated as an employee of the Bank and be entitled to participate in and receive benefits under the Bank's employee benefit plans and programs, as well as such other compensation plans or programs (whether or not employee benefit plans or programs), as the Bank may maintain from time to time, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and with the Bank's customary practices.

          (b) The Bank shall provide the Officer with a suitable automobile for use in the performance of the Officer's duties hereunder and shall reimburse the Officer for all expenses incurred in connection therewith.

          (c) The Officer shall be entitled, without loss of pay, to vacation time in accordance with the policies periodically established by the Board for senior management officials of the Bank, which shall in no event be less than three weeks in each calendar year. Except as provided in section 7(b), the Officer shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation, nor shall he be entitled to accumulate unused vacation from one calendar year to the next except to the extent authorized by the Board for senior management officials of the Bank.

          Section 6.     WORKING FACILITIES AND EXPENSES.

          The Officer's principal place of employment shall be at the offices of the Bank in New York County, New York or at such other location upon which the Bank and the Officer may mutually agree. The Bank shall provide the Officer, at his principal place of employment, with a private office, stenographic services and other support services and facilities consistent with his position with the Bank and necessary or appropriate in connection with the performance of his duties under this Agreement. The Bank shall reimburse the Officer for his ordinary and necessary business expenses, including, without limitation, travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement, upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

          Section 7.     TERMINATION WITH BANK LIABILITY.

          (a) In the event that the Officer's employment with the Bank shall terminate during the Employment Period on account of:

               (i) the Officer's voluntary resignation from employment with the Bank within one year following an event that constitutes "Good Reason," which is defined as:

                    (A) the failure of the Bank to elect or to reelect the Officer to serve as its Senior Vice President and President of the Division or such other position as the Officer consents to hold;

                    (B) the failure of the Bank to cure a material adverse change made by the Bank in the Officer's functions, duties, or responsibilities in his position with the Bank within sixty days following written notice thereof from the Officer;

                    (C) the failure of the Bank to maintain the Officer's principal place of employment at its offices in New York County, New York or at such other location upon which the Bank and the Officer may mutually agree;

                    (D) the failure of the Board to extend the Employment Period within the times provided in section 2(b); provided, however, that such failure shall not constitute Good Reason until the earlier of 30 days after any determination by the Board that the Employment Period shall not be so extended or August 1 of such year; or

                    (E) the failure of the Bank to cure a material breach of this Agreement by the Bank within sixty days following written notice thereof from the Officer;

               (ii) the discharge of the Officer by the Bank for any reason other than (A) for "Cause" as defined in section 8(b) or (B) the Officer's death or "Disability" as defined in section 9(a); or

               (iii) the Officer's voluntary resignation from employment with the Bank for any reason within the sixty-day period commencing six months following a Change of Control as defined in section 10;

then the Bank shall provide the benefits and pay to the Officer as liquidated damages the amounts provided for under section 7(b).

          (b) Upon the termination of the Officer's employment with the Bank under circumstances described in section 7(a), the Bank shall pay and provide to the Officer:

               (i) his earned but unpaid Current Salary as of the date of termination, plus an amount representing any accrued but unpaid vacation time and floating holidays;

               (ii) the benefits, if any, to which he is entitled as a former employee under the Bank's employee benefit plans and programs and compensation plans and programs;

               (iii) continued group life, disability, health (including medical and major medical) and accident insurance benefits, in addition to that provided pursuant to section 7(b)(ii), to the extent necessary to provide coverage for the Officer for a period of 24 months ("Severance Period"). Such coverage shall be equivalent to that to which the Officer would have been entitled if he had continued working for the Bank during the Severance Period at the highest annual rate of Current Salary achieved during the Employment Period; and

               (iv) within thirty days following his termination of employment with the Bank, a cash lump sum payment in an amount equal to the Current Salary and bonus that the Officer would have earned pursuant to sections 4(a) and 4(b), respectively, if he had continued working for the Bank for the Severance Period (basing such bonus on the highest bonus, if any, paid to the Officer by the Bank under section 4(b) within the three-year period prior to the date of termination), PROVIDED, HOWEVER, that the lump sum payable pursuant to this clause (iv) of this section 7(b) shall not exceed three times the Officer's average annual compensation based on the most recent five taxable years (or such lesser number of taxable years the Officer was employed by the Bank).

The lump sum payable pursuant to clause (iv) of this section 7(b) is to be paid in lieu of all other payments of Current Salary and bonus provided for under this Agreement relating to the period following any such termination and shall be payable without proof of damages and without regard to the Officer's efforts, if any, to mitigate damages. The Bank and the Officer hereby stipulate that the damages which may be incurred by the Officer following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits provided under this section 7(b) are reasonable under the circumstances as a combination of liquidated damages and severance benefits.

          Section 8.     TERMINATION FOR CAUSE OR VOLUNTARY
                         RESIGNATION WITHOUT GOOD REASON.

          (a) In the event that the Officer's employment with the Bank shall terminate during the Employment Period on account of:

               (i)     the discharge of the Officer by the Bank for Cause; or

               (ii) the Officer's voluntary resignation from employment with the Bank for reasons other than those constituting a Good Reason;

then the Bank shall have no further obligations under this Agreement, other than (A) the payment to the Officer of his earned but unpaid Current Salary as of the date of the termination of his employment; and (B) the provision of such other benefits, if any, to which he is entitled as a former employee under the Bank's employee benefit plans and programs and compensation plans and programs.

          (b) For purposes of this Agreement, the term "Cause" means the Officer's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

          Section 9.     DISABILITY OR DEATH.

          (a) The Officer's employment with the Bank may be terminated for "Disability" if the Officer shall become disabled or incapacitated during the Employment Period to the extent that he has been unable to perform the essential functions of his employment for 270 consecutive days, subject to the Officer's right to receive from the Bank following his termination due to Disability the following percentages of his Current Salary under section 4 of this Agreement: 100% for the first six months, 75% for the next six months and 60% thereafter for the remaining term of the Employment Period (less in each case any benefits which may be payable to the Officer under the provisions of disability insurance coverage in effect for Bank employees).

          (b) In the event that the Officer's employment with the Bank shall terminate during the Employment Period on account of death, the Bank shall promptly pay the Officer's designated beneficiaries or, failing any designation, his estate a cash lump sum payment equal to his earned but unpaid Current Salary.

          Section 10.     CHANGE OF CONTROL.

          For purposes of this Agreement, the term "Change of Control" means:

          (a) the acquisition of all or substantially all of the assets of the Bank or Flushing Financial Corporation ("Holding Company") by any person or entity, or by any persons or entities acting in concert;

          (b) the occurrence of any event if, immediately following such event, a majority of the members of the Board of Directors of the Bank or the Holding Company or of any successor corporation shall consist of persons other than Current Members (for these purposes, a "Current Member" shall mean any member of the Board of Directors of the Bank or the Holding Company as of the Effective Time and any successor of a Current Member whose nomination or election has been approved by a majority of the Current Members then on the Board of Directors);

          (c) the acquisition of beneficial ownership, directly or indirectly (as provided in Rule 13d-3 of the Securities Exchange Act of 1934 (the "Act"), or any successor rule), of 25% or more of the total combined voting power of all classes of stock of the Bank or the Holding Company by any person or group deemed a person under Section 13(d)(3) of the Act; or

          (d) approval by the stockholders of the Bank or the Holding Company of an agreement providing for the merger or consolidation of the Bank or the Holding Company with another corporation where the stockholders of the Bank or the Holding Company, immediately prior to the merger or consolidation, would not beneficially own, directly or indirectly, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of the total combined voting power of all classes of stock of the surviving corporation.

          Section 11.     NO EFFECT ON EMPLOYEE BENEFIT
                          PLANS OR COMPENSATION PROGRAMS

          Except as expressly provided in this Agreement, the termination of the Officer's employment during the term of this Agreement or thereafter, whether by the Bank or by the Officer, shall have no effect on the rights and obligations of the parties hereto under the Bank's employee benefit plans or programs or compensation plans or programs (whether or not employee benefit plans or programs) that the Bank may maintain from time to time.

          Section 12.     SUCCESSORS AND ASSIGNS.

          This Agreement will inure to the benefit of and be binding upon the Officer, his legal representatives and estate or intestate distributees, and the Bank and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred.

          Section 13.     NOTICES.

          Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

          If to the Officer:

               Donald L. Shapiro
               27 East 65th Street
               New York, New York 10021

          If to the Bank:

               Flushing Savings Bank, FSB
               144-51 Northern Boulevard
               Flushing, New York 11354
               Attention:  Secretary of the Bank

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          Section 14.     SEVERABILITY.

          A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

          Section 15.     WAIVER.

          Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

          Section 16.     COUNTERPARTS.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

          Section 17.     GOVERNING LAW.

          This Agreement shall be governed by and construed and enforced in accordance with (i) the laws of the State of New York, without reference to conflicts of law principles, and (ii) Federal law, to the extent such law preempts New York law.

          Section 18.     HEADINGS.

          The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

          Section 19.     ENTIRE AGREEMENT; MODIFICATIONS.

          This instrument contains the entire agreement of the parties relating to the subject matter hereof and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

          Section 20.     FUNDING.

          The Bank may elect in its sole discretion to fund all or part of its obligations to the Officer under this Agreement; provided, however, that should it elect to do so, all assets acquired by the Bank to fund its obligations shall be part of the general assets of the Bank and shall be subject to all claims of the Bank's creditors.

          Section 21.     REGULATORY ACTION

          (a) Notwithstanding any other provision of this Agreement to the contrary, this Section 21 shall apply at all times during the Employment Period.

          (b) If the Officer is suspended and/or temporarily prohibited from participating in the conduct of the affairs of the Bank by a notice served under 12 U.S.C. 1818(e)(3) and (g)(1), the Bank's obligations to the Officer under this Agreement shall be suspended as of the date of such service unless such service is stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank shall (i) pay the Officer all of the compensation withheld while the Bank's obligations under this Agreement were so suspended, and (ii) reinstate in whole any of its obligations to the Officer which were suspended.

          (c) If the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank to the Officer under this Agreement shall terminate as of the effective date of the order, other than vested rights of the parties accrued as of such effective date, which shall not be affected.

          (d) If the Bank is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations of the Bank under this Agreement shall terminate as of the date of such default, but this Section 21(d) shall not affect any vested rights of the Officer accrued as of such date of default.

          (e) All obligations of the Bank under this Agreement shall be terminated, except to the extent it is determined that continuation of the Agreement is necessary to the continued operation of the Bank, (i) by the Regional Director of the Office of Thrift Supervision or his or her designee ("Director") at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13 of the Federal Deposit Insurance Act; or (ii) by the Director at the time the Director approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition; provided, however, that this Section 21(e) shall not affect any vested rights of the Officer accrued as of such date of termination.

          (f) Any payments made to the Officer pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. section 1828(k) and any regulations promulgated thereunder.

          IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

                                             FLUSHING SAVINGS BANK, FSB

                                             By:  /s/ James F. McConnell
                                                ---------------------------
                                             Name:  James F. McConnell
                                             Title: President and C.E.O.



                                             By:  /s/ Donald L. Shapiro
                                                ---------------------------
                                             Name:  Donald L. Shapiro